Filed Pursuant to Rule 433
Registration No. 333-133007
August 2, 2006
FREE WRITING PROSPECTUS
(To the Prospectus dated April 5, 2006,
Prospectus Supplement dated July 3, 2006
and the Product Supplement dated July 31, 2006)

HSBC USA INC.
Reverse Convertible Notes

Terms used in this free writing prospectus are described or defined in the product supplement, prospectus supplement and prospectus. The notes offered will have the terms described in the product supplement, prospectus supplement and the prospectus. ***The notes are not principal protected, and you may lose some or all of your principal.***

This free writing prospectus relates to six separate note offerings; each reference asset identified below represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not a basket or index of reference assets). Although each offering relates to a reference asset, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to that reference asset or as to the suitability of an investment in the related notes. The following key terms relate to each separate notes offering:

- **Offering Period End Date:** August 25, 2006 at 2:00 p.m. EST
- **Initial Public Offering Price:** 100%
- **Initial Valuation Date:** August 25, 2006
- **Issue Date:** August 31, 2006
- **Maturity Date:** 4 business days after the final valuation date
- **Interest Payment Dates:** Each monthly anniversary of the issue date (or if that day is not a business day, the following business day), commencing on September 29, 2006 and ending on the maturity date.
- **Initial Price:** Market price of the reference asset on the initial valuation date.
- **Listing:** The notes will not be listed on any U.S. securities exchange or quotation system.

Reference Asset / Reference Issuer (Ticker)	Page Number	Interest Rate (per Annum)	Barrier Level	Barrier Price	Principal Amount	Agent's Discount Per Note / Total(1)	Proceeds to Us Per Note / Total	CUSIP / ISIN	Final Valuation Date
Banco Bradesco S.A. (BBD) - ADS	FWP-5	22.80%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	November 24, 2006
eBay Inc. (EBAY)	FWP-6	21.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	February 22, 2007
Gilead Sciences, Inc. (GILD)	FWP-7	18.00%	85%	$[●]	$[●]	TBD	TBD	[●] / [●]	November 24, 2006
Halliburton Company (HAL)	FWP-8	18.00%	80%	$[●]	$[●]	TBD	TBD	[●] / [●]	November 24, 2006
Apple Computer, Inc. (AAPL)	FWP-9	18.00%	75%	$[●]	$[●]	TBD	TBD	[●] / [●]	November 24, 2006
Intel Corporation (INTC)	FWP-10	16.80%	85%	$[●]	$[●]	TBD	TBD	[●] / [●]	November 24, 2006

(1) Agent's discount may vary but will be no more than the amount listed in "Agent's Discount per Note / Total," above.

See "Risk Factors" in this free writing prospectus beginning on page FWP-2, in the product supplement beginning on page PS-3 and in the prospectus supplement beginning on page S-3 for a description of risks relating to an investment in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are not deposit liabilities of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

HSBC SECURITIES (USA) INC.

HSBC

August 2, 2006

GENERAL TERMS

This free writing prospectus relates to six separate note offerings; each reference asset identified on the cover page represents a separate note offering. The purchaser of a note will acquire a security linked to a single reference asset (not to a basket or index of reference assets). You may participate in any one of the notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each note offering relates only to a single reference asset identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of those reference assets or as to the suitability of an investment in the notes.

You should read this document together with the prospectus dated April 5, 2006, the prospectus supplement dated July 3, 2006 and the product supplement dated July 31, 2006. You should carefully consider, among other things, the matters set forth in “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, prospectus supplement and product supplement) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and product supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, HSBC USA Inc., the agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and product supplement if you request them by calling toll-free 1-888-800-4722.

You may also obtain:

•                  the product supplement at www.sec.gov/Archives/edgar/data/83246/000110465906049988/a06-17097_1424b2.htm

•                  the prospectus supplement at www.sec.gov/Archives/edgar/data/83246/000110465906045146/a06-14758_3424b2.htm; and

•                  the prospectus at www.sec.gov/Archives/edgar/data/83246/000110465906022455/a05-22289_1s3asr.htm.

RISK FACTORS

The following highlights some, but not all, of the risk considerations relevant to investing in a note. Investing in the notes is not equivalent to investing directly in the reference assets. We urge you to read the section “Risk Factors” beginning on page PS-3 of the product supplement and page S-3 of the prospectus supplement. As you review “Risk Factors” in the prospectus supplement, you should pay particular attention to the following sections:

•                  “— Risks Relating to All Note Issuances”; and

•                  “— Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset”.

1)             The notes are not principal protected and you may lose some or all of your principal.

The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invested. You will lose some or all of your principal if both of the following are true:  (a) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price and (b) the final price of the reference asset is lower than the initial price of the reference asset. A $1,000 investment in the notes will pay $1,000 at maturity if, and only if, either of the following is true:  (a) the final price of the reference asset is equal to or greater than the initial price of the reference asset or (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset never falls below the barrier price on any day. If you receive the physical delivery amount at maturity, the market value of the shares of the reference asset you receive will be less than the principal amount of your notes and may be zero. Accordingly, you may lose the entire principal amount of your notes.

We cannot predict the final price of any reference asset on the final valuation date.

2)             You will not participate in any appreciation in the value of the reference asset.

You will not participate in any appreciation in the value of the reference asset. If the final price of the reference asset is greater than the initial price of the reference asset, the sum of any interest payments you receive during the term of the notes and the principal payment you receive at maturity will not reflect the performance of the reference asset. Under no circumstances, regardless of the extent to which the value of the reference asset appreciates, will your return exceed the applicable interest rate. Therefore, you may earn significantly less by investing in the notes than you would have earned by investing directly in the reference asset.

3)             Because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes, other characterizations and treatments are possible.

FWP-2

We intend to treat each note as a put option written by you in respect of the applicable reference asset and a deposit with us of cash in an amount equal to the principal amount of the note to secure your potential obligation under the put option. Pursuant to the terms of the notes, you agree to treat the notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below and “Certain U.S. Federal Income Tax Considerations—Certain Equity-Linked Notes—Certain Notes Treated as a Put Option and a Deposit” in the prospectus supplement.

Please note that the prospectus, prospectus supplement, product supplement and this free writing prospectus do not describe all the risks of an investment in the notes. We urge you to consult your own financial and legal advisors as to the risks entailed by an investment in the notes.

SUMMARY

Principal Payment at Maturity

Your payment at maturity for each note you hold will depend on the performance of the reference asset between the initial valuation date and the final valuation date, inclusive. A $1,000 investment in the notes will pay $1,000 at maturity unless: (a) the final price of the reference asset is lower than the initial price of the reference asset and (b) between the initial valuation date and the final valuation date, inclusive, the market price of the reference asset on any day is below the barrier price. If the conditions described in (a) and (b) are both true, at maturity you will receive the physical delivery amount (with any fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price). Under some circumstances to be determined by and at the sole option of HSBC USA Inc., we may pay investors, in lieu of the physical delivery amount, the cash equivalent of such shares with a per share price equal to the final price. However, we currently expect to deliver the physical delivery amount and not cash in lieu of the physical delivery amount in the event the conditions described above occur.

In the event that the maturity date is postponed or extended as described under “Specific Terms of the Notes – Maturity Date” in the product supplement, the related payment of principal will be made on the postponed or extended maturity date.

You may lose some or all of your principal if you invest in the notes.

Physical Delivery Amount

If the payment at maturity is in physical shares of the reference asset, you will receive a number of shares referred to as the “physical delivery amount” (with any fractional shares to be paid in cash). The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your notes by the initial price of the reference asset. The physical delivery amount, the initial price of the reference asset and other amounts may change due to corporate actions.

Interest

The notes will pay interest at the interest rate specified on the front cover of this free writing prospectus, and interest payments will be made on the interest payment dates specified on the front cover of this free writing prospectus. However, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For more information, see “Description of the Notes — Fixed Rate Notes” in the prospectus supplement.

SETTLEMENT

We expect that the delivery of the notes will be made against payment therefor on or about the issue date specified on the cover hereof, which will be the fourth business day following the initial valuation date of the notes (the settlement cycle being referred to as “T+4”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the notes.

There are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the notes. Under one approach, each note should be treated for federal income tax purposes as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at the maturity date for an amount equal to the Deposit (as defined below), or (2) “cash settle” the Put Option (i.e., require you to pay us at the maturity date the difference between the Deposit and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the principal amount you invested (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the notes consistent with this approach. Pursuant to the terms of the notes, you agree to treat the notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. We also intend to treat the Deposits as “short-term obligations” for U.S.

FWP-3

federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes–Short-Term Debt Instruments" in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

The description below of each reference asset includes a chart that indicates the yield on the Deposit and the Put Premium, as described in the prospectus supplement under the heading “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes— Certain Notes Treated as a Put Option and a Deposit.”  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income on the notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

REFERENCE ISSUER AND REFERENCE ASSET INFORMATION

All information on the reference assets and the reference issuers is derived from publicly available information. Companies with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a reference asset can be located by reference to the SEC file number specified in the description of the relevant reference asset below. We make no representation that these publicly available documents are accurate or complete. For more information, we urge you to read the section “Information Regarding the Reference Asset and the Referent Asset Issuer” in the product supplement.

Historical Performance of the Reference Assets

The description below of each reference asset includes a table that sets forth the quarterly high and low intraday prices, as well as end-of-quarter closing prices, of that reference asset for each quarter in the period from January 1, 2002 through June 30, 2006 and for the period from July 1, 2006 through [•], 2006. We obtained the data in these tables from Bloomberg Financial Service, without independent verification by us. Historical prices of the reference assets should not be taken as an indication of future performance of the reference assets.

Hypothetical Examples

The description below of each reference asset includes a table of hypothetical returns that is based on the assumptions outlined for each reference asset. Each table illustrates the hypothetical returns you would have earned from (i) a $1,000 investment in the notes compared to (ii) a direct investment in the relevant reference asset (prior to the deduction of any applicable brokerage fees or charges). The following is a general description of how the hypothetical returns in each table were determined:

•                  If the final price of the reference asset is greater than or equal to the initial price of the reference asset, you would receive $1,000 at maturity, regardless of whether the market price of the reference asset on any day was below the barrier price.

•                  If the final price of the reference asset is lower than the initial price of the reference asset but the market price of the reference asset was not below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive $1,000 at maturity.

•                  If the final price of the reference asset is lower than the initial price of the reference asset and the market price of the reference asset was below the barrier price on any day between the initial valuation date and the final valuation date, inclusive, you would receive the physical delivery amount (with any fractional shares to be paid in cash).

Each table of hypothetical returns is provided for illustration purposes only and is hypothetical. None purports to be representative of every possible scenario concerning increases or decreases in the price of the reference asset and the payment at maturity of the notes. We cannot predict the final price of the reference assets on the final valuation date. The assumptions we have made in connection with the illustrations set forth below may not reflect actual events. In addition, the examples assume that the reference asset has no dividend yield. You should not take these examples as an indication or assurance of the expected performance of the reference asset.

Please note each hypothetical example below uses rates on a per annum basis. However, each investor in a note will be investing in a note with a maturity of less than one year.

FWP-4

Banco Bradesco S.A. (BBD) – ADS

According to publicly available information, Banco Bradesco S.A. (“Banco Bradesco”) is one of the largest private-sector (non-government-controlled) banks in Brazil in terms of total net worth. Banco Bradesco provides a wide range of banking and financial products and services in Brazil and abroad to individuals, small to mid-sized companies and major local and international corporations and institutions. Banco Bradesco’s services and products encompass banking operations such as lending and deposit-taking, credit card issuance, consortiums, insurance, leasing, payment collection and processing, pension plans, asset management and brokerage services.

Banco Bradesco’s SEC file number is  001-15250.

Historical Performance of Banco Bradesco S.A.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	10.55	8.07	10.09
June 28, 2002	11.23	6.07	6.58
September 30, 2002	6.85	3.22	3.53
December 31, 2002	5.40	3.27	4.97
March 31, 2003	5.92	4.44	5.73
June 30, 2003	7.17	5.78	6.23
September 30, 2003	7.57	6.00	6.72
December 31, 2003	8.96	6.69	8.80
March 31, 2004	9.31	7.49	8.03
June 30, 2004	8.37	5.83	7.66
September 30, 2004	8.78	7.16	8.78
December 31, 2004	12.68	8.82	12.53
March 31, 2005	16.83	10.93	14.50
June 30, 2005	18.25	14.26	17.70
September 30, 2005	24.63	15.94	24.46
December 30, 2005	35.39	23.01	29.15
March 31, 2006	43.81	29.37	35.91
June 30, 2006	40.24	24.68	31.09
July 1, 2006 through [•], 2006	[•]	[•]	[•]

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 22.80% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Banco Bradesco S.A.
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	22.80% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	3 months
Note Issuance #:	[•]
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns*

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	22.80%	100.00%
+	90%	22.80%	90.00%
+	80%	22.80%	80.00%
+	70%	22.80%	70.00%
+	60%	22.80%	60.00%
+	50%	22.80%	50.00%
+	40%	22.80%	40.00%
+	30%	22.80%	30.00%
+	20%	22.80%	20.00%
+	10%	22.80%	10.00%
	0%	22.80%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	12.8%	22.80%	-10.00%
-	20%	2.80%	22.80%	-20.00%
-	30%	-7.20%	NA	-30.00%
-	40%	-17.20%	N/A	-40.00%
-	50%	-27.20%	N/A	-50.00%
-	60%	-37.20%	N/A	-60.00%
-	70%	-47.20%	N/A	-70.00%
-	80%	-57.20%	N/A	-80.00%
-	90%	-67.20%	N/A	-90.00%
-	100%	-77.20%	N/A	-100.00%

* Rates are expressed on a per annum basis.

FWP-5

eBay Inc. (EBAY)

According to publicly available information, eBay Inc. (“eBay”), a Delaware corporation, provides online marketplaces for the sale of goods and services, online payments services and online communication offerings to individuals and businesses. eBay brings together buyers and sellers on a local, national and international basis through an array of websites. eBay currently has three primary businesses: the eBay Marketplaces, Payments and Communications.

eBay’s SEC file number is 000-24821.

Historical Performance of eBay

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	17.38	12.21	14.16
June 28, 2002	16.03	12.31	15.41
September 30, 2002	15.62	12.76	13.20
December 31, 2002	17.71	12.56	16.96
March 31, 2003	22.61	16.88	21.33
June 30, 2003	26.44	21.38	26.00
September 30, 2003	29.47	24.94	26.82
December 31, 2003	32.40	25.32	32.31
March 31, 2004	36.02	31.30	34.64
June 30, 2004	47.07	34.53	45.98
September 30, 2004	47.95	35.73	45.97
December 31, 2004	59.21	45.22	58.17
March 31, 2005	58.89	35.00	37.26
June 30, 2005	40.94	30.78	33.01
September 30, 2005	44.98	32.75	41.20
December 30, 2005	47.60	37.22	43.22
March 31, 2006	47.86	36.93	39.00
June 30, 2006	40.82	28.20	29.29
July 1, 2006 through [•], 2006	[•]	[•]	[•]

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Line Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 21.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	eBay Inc.
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	21.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	6 months
Note Issuance #:	[•]
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns*

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	21.00%	100.00%
+	90%	21.00%	90.00%
+	80%	21.00%	80.00%
+	70%	21.00%	70.00%
+	60%	21.00%	60.00%
+	50%	21.00%	50.00%
+	40%	21.00%	40.00%
+	30%	21.00%	30.00%
+	20%	21.00%	20.00%
+	10%	21.00%	10.00%
	0%	21.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	11.00%	21.00%	-10.00%
-	20%	1.00%	21.00%	-20.00%
-	30%	-9.00%	N/A	-30.00%
-	40%	-19.00%	N/A	-40.00%
-	50%	-29.00%	N/A	-50.00%
-	60%	-39.00%	N/A	-60.00%
-	70%	-49.00%	N/A	-70.00%
-	80%	-59.00%	N/A	-80.00%
-	90%	-69.00%	N/A	-90.00%
-	100%	-79.00%	N/A	-100.00%

* Rates are expressed on a per annum basis.

FWP-6

Gilead Sciences, Inc. (GILD)

According to publicly available information, Gilead Sciences, Inc. (“Gilead”) is a biopharmaceutical company that discovers, develops and commercializes therapeutics for patients suffering from life-threatening diseases. Gilead is a multinational corporation with revenues from nine approved products and marketing operations in twelve countries. Gilead’s internal research is focused on the discovery and development of treatments for viral infections, particularly those caused by HIV, HBV and HCV.

Gilead Sciences’ SEC file number is 000-19731.

Historical Performance of Gilead Sciences, Inc.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	19.50	14.48	18.00
June 28, 2002	19.10	14.03	16.44
September 30, 2002	18.63	13.04	16.77
December 31, 2002	20.00	15.31	17.00
March 31, 2003	21.60	15.62	21.00
June 30, 2003	28.69	20.29	27.78
September 30, 2003	35.31	26.69	28.02
December 31, 2003	30.83	25.14	29.14
March 31, 2004	33.25	25.75	27.73
June 30, 2004	33.90	27.08	33.50
September 30, 2004	37.48	27.79	37.38
December 31, 2004	39.10	32.07	34.99
March 31, 2005	36.38	30.39	35.80
June 30, 2005	46.16	34.75	43.99
September 30, 2005	49.19	40.26	48.76
December 30, 2005	56.51	44.73	52.57
March 31, 2006	64.66	52.48	62.22
June 30, 2006	66.20	52.55	59.16
July 1, 2006 through [•], 2006	[•]	[•]	[•]

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 18.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Gilead Sciences, Inc.
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	18.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	3 months
Note Issuance #:	[•]
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns*

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	18.00%	100.00%
+	90%	18.00%	90.00%
+	80%	18.00%	80.00%
+	70%	18.00%	70.00%
+	60%	18.00%	60.00%
+	50%	18.00%	50.00%
+	40%	18.00%	40.00%
+	30%	18.00%	30.00%
+	20%	18.00%	20.00%
+	10%	18.00%	10.00%
	0%	18.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	8.00%	18.00%	-10.00%
-	20%	-2.00%	N/A	-20.00%
-	30%	-12.00%	N/A	-30.00%
-	40%	-22.00%	N/A	-40.00%
-	50%	-32.00%	N/A	-50.00%
-	60%	-42.00%	N/A	-60.00%
-	70%	-52.00%	N/A	-70.00%
-	80%	-62.00%	N/A	-80.00%
-	90%	-72.00%	N/A	-90.00%
-	100%	-82.00%	N/A	-100.00%

* Rates are expressed on a per annum basis.

FWP-7

Halliburton Company (HAL)

According to publicly available information, the predecessor to Halliburton Company (“Halliburton”) was established in 1919 and incorporated under the laws of the State of Delaware in 1924. Halliburton provides a variety of services, products, maintenance, engineering, and construction to energy, industrial, and governmental customers. Its six business segments are: Production Optimization, Fluid Systems, Drilling and Formation Evaluation, Digital and Consulting Solutions, Government and Infrastructure, and Energy and Chemicals. The Production Optimization, Fluid Systems, Drilling and Formation Evaluation segments provide services and products to customers for the exploration, development, and production of oil and gas. The Government and Infrastructure and Energy and Chemicals segments provide services to energy, chemical, and industrial customers and government entities worldwide. Halliburton plans to initiate the separation of the Government and Infrastructure and Energy and Chemicals segments from the company in 2006.

Halliburton’s SEC file number is 001-03492.

Historical Performance of Halliburton Company

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	9.00	4.30	8.54
June 28, 2002	9.82	7.30	7.97
September 30, 2002	8.00	4.49	6.46
December 31, 2002	10.83	6.23	9.36
March 31, 2003	11.05	8.60	10.37
June 30, 2003	12.69	9.99	11.50
September 30, 2003	12.95	10.25	12.13
December 31, 2003	13.60	11.12	13.00
March 31, 2004	16.35	12.90	15.20
June 30, 2004	16.18	13.68	15.13
September 30, 2004	16.99	13.23	16.85
December 31, 2004	20.85	16.54	19.62
March 31, 2005	22.65	18.59	21.63
June 30, 2005	24.70	19.83	23.91
September 30, 2005	34.89	22.88	34.26
December 30, 2005	34.69	27.35	30.98
March 31, 2006	41.20	31.35	36.51
June 30, 2006	41.99	33.93	37.11
July 1, 2006 through [•], 2006	[•]	[•]	[•]

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 18.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Halliburton Company
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	18.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	3 months
Note Issuance #:	[•]
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns*

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	18.00%	100.00%
+	90%	18.00%	90.00%
+	80%	18.00%	80.00%
+	70%	18.00%	70.00%
+	60%	18.00%	60.00%
+	50%	18.00%	50.00%
+	40%	18.00%	40.00%
+	30%	18.00%	30.00%
+	20%	18.00%	20.00%
+	10%	18.00%	10.00%
	0%	18.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	6.50	18.00%	-10.00%
-	20%	-3.50%	18.00%	-20.00%
-	30%	-13.50%	N/A %	-30.00%
-	40%	-23.50%	N/A	-40.00%
-	50%	-33.50%	N/A	-50.00%
-	60%	-43.50%	N/A	-60.00%
-	70%	-53.50%	N/A	-70.00%
-	80%	-63.50%	N/A	-80.00%
-	90%	-73.50%	N/A	-90.00%
-	100%	-83.50%	N/A	-100.00%

* Rates are expressed on a per annum basis.

FWP-8

Apple Computer, Inc. (AAPL)

According to publicly available information, Apple Computer, Inc. (“Apple”) was incorporated under the laws of the State of California on January 3, 1977. Apple designs, manufactures, and markets personal computers and related software, services, peripherals, and networking solutions. Apple also designs, develops, and markets a line of portable digital music players along with related accessories and services.

Apple’s SEC file number is 000-10030.

Historical Performance of Apple Computer, Inc.

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	12.99	10.13	11.84
June 28, 2002	13.09	7.99	8.86
September 30, 2002	9.40	6.90	7.25
December 31, 2002	8.69	6.68	7.17
March 31, 2003	7.69	6.78	7.07
June 30, 2003	9.85	6.36	9.53
September 30, 2003	11.66	9.26	10.36
December 31, 2003	12.51	9.63	10.69
March 31, 2004	14.07	10.59	13.52
June 30, 2004	17.10	12.75	16.27
September 30, 2004	19.64	14.37	19.38
December 31, 2004	34.79	18.83	32.20
March 31, 2005	45.44	31.30	41.67
June 30, 2005	44.45	33.11	36.81
September 30, 2005	54.56	36.29	53.61
December 30, 2005	75.46	47.87	71.89
March 31, 2006	86.40	57.67	62.72
June 30, 2006	73.80	55.41	57.27
July 1, 2006 through [•], 2006	[•]	[•]	[•]

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 18.00% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Apple Computer, Inc.
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	18.00% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	3 months
Note Issuance #:	0%
Reinvestment Rate for Note Interest:

Table of Hypothetical Returns*

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	18.00%	100.00%
+	90%	18.00%	90.00%
+	80%	18.00%	80.00%
+	70%	18.00%	70.00%
+	60%	18.00%	60.00%
+	50%	18.00%	50.00%
+	40%	18.00%	40.00%
+	30%	18.00%	30.00%
+	20%	18.00%	20.00%
+	10%	18.00%	10.00%
	0%	18.00%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	8.00%	18.00%	-10.00%
-	20%	-2.00%	18.00%	-20.00%
-	30%	-12.00%	N/A	-30.00%
-	40%	-22.00%	N/A	-40.00%
-	50%	-32.00%	N/A	-50.00%
-	60%	-42.00%	N/A	-60.00%
-	70%	-52.00%	N/A	-70.00%
-	80%	-62.00%	N/A	-80.00%
-	90%	-72.00%	N/A	-90.00%
-	100%	-82.00%	N/A	-100.00%

* Rates are expressed on a per annum basis.

FWP-9

Intel Corporation (INTC)

According to publicly available information, Intel Corporation (“Intel”) is the world’s largest semiconductor chip maker, developing advanced integrated digital technology platforms for the computing and communications industries. Intel’s products include microprocessors; chipsets; motherboards; flash memory; wired and wireless connectivity products; communications infrastructure components, including network processors; application and cellular baseband processors; and products for networked storage. Intel’s customers include: original equipment manufacturers (OEMs) and original design manufacturers (ODMs) who make computer systems, cellular handsets and handheld computing devices, and telecommunications and networking communications equipment; PC and network communications products users (including individuals, large and small businesses, and service providers) who buy PC components and board-level products, as well as its networking and communications products, through distributor, reseller, retail and OEM channels throughout the world; and other manufacturers, including makers of a wide range of industrial and communications equipment.

Intel’s’ SEC file number is 000-06217.

Historical Performance of Intel Corporation

Quarter Ending	Quarter High	Quarter Low	Quarter Close
March 29, 2002	36.78	28.50	30.41
June 28, 2002	31.45	17.45	18.27
September 30, 2002	19.88	13.67	13.89
December 31, 2002	22.09	12.95	15.57
March 31, 2003	19.01	14.88	16.28
June 30, 2003	22.92	16.28	20.81
September 30, 2003	29.38	20.51	27.52
December 31, 2003	34.51	27.81	32.05
March 31, 2004	34.60	26.03	27.20
June 30, 2004	29.01	25.61	27.60
September 30, 2004	27.48	19.64	20.06
December 31, 2004	24.99	20.22	23.39
March 31, 2005	25.47	21.89	23.23
June 30, 2005	28.00	21.94	26.02
September 30, 2005	28.84	23.80	24.65
December 30, 2005	27.49	22.53	24.96
March 31, 2006	26.63	19.31	19.46
June 30, 2006	20.27	16.75	19.00
July 1, 2006 through [•], 2006	[•]	[•]	[•]

Deposit and Put Premium

As described in the prospectus supplement under “Certain U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,” for purposes of dividing the 16.80% interest rate on the notes among interest on the Deposit and Put Premium, [•]% constitutes interest on the Deposit and [•]% constitutes Put Premium.

Hypothetical Examples

The table below demonstrates hypothetical returns at maturity based on the assumptions outlined below. See “— Hypothetical Examples” above for more information.

Reference Asset:	Intel Corporation
Initial Price:	$[•]
Barrier Price:	$[•]
Interest Rate:	16.80% per annum
Physical Delivery Amount:	[•] shares (with any fractional shares paid in cash)
Term of Notes:	3 months
Note Issuance #:	[•]
Reinvestment Rate for Note Interest:	0%

Table of Hypothetical Returns*

Final Price (% Change)		Investment in the Notes	Investment in the Reference Asset
+	100%	16.80%	100.00%
+	90%	16.80%	90.00%
+	80%	16.80%	80.00%
+	70%	16.80%	70.00%
+	60%	16.80%	60.00%
+	50%	16.80%	50.00%
+	40%	16.80%	40.00%
+	30%	16.80%	30.00%
+	20%	16.80%	20.00%
+	10%	16.80%	10.00%
	0%	16.80%	0.00%

		Barrier Price Ever Breached?
		YES	NO
-	10%	6.80%	16.80%	-10.00%
-	20%	-3.20%	N/A	-20.00%
-	30%	-13.20%	N/A	-30.00%
-	40%	-23.20%	N/A	-40.00%
-	50%	-33.20%	N/A	-50.00%
-	60%	-43.20%	N/A	-60.00%
-	70%	-53.20%	N/A	-70.00%
-	80%	-63.20%	N/A	-80.00%
-	90%	-73.20%	N/A	-90.00%
-	100%	-83.20%	N/A	-100.00%

* Rates are expressed on a per annum basis.

FWP-10